Exhibit 10.1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between each Assignor identified in item 1 below (each, an “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). It is understood and agreed that the rights and obligations of the Assignors hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the respective Assignors, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders and/or Issuing Banks under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amounts and equal to the percentage interests identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders and/or Issuing Banks) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest”). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by any Assignor.
1.    Assignors:    Royal Bank of Canada, formerly HSBC Bank Canada
[Assignor is not a Defaulting Lender]
Bank of America, N.A.
[Assignor is not a Defaulting Lender]
2.    Assignee:    HSBC Bank USA, National Association

3.    Borrower(s):    Lululemon Athletica Inc., Lululemon Athletica Canada Inc., Lulu Canadian Holding, Inc. and Lululemon USA Inc.
4.    Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement
5.    Credit Agreement: Credit Agreement, dated as of December 14, 2021, among Lululemon Athletica Inc., a Delaware corporation (the “Company”), Lululemon Athletica Canada Inc., corporation organized under the laws of British Columbia, Lulu Canadian Holding, Inc., a corporation organized under the laws of British Columbia, Lululemon USA Inc., a Nevada corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender
6.    Assigned Interests:

Assignors	Assignee	Facility Assigned	Aggregate Amount of Commitment for all Lenders	Amount of Commitment Assigned	Percentage Assigned of Commitment	CUSIP Number
Royal Bank of Canada, formerly HSBC Bank Canada	HSBC Bank USA, National Association	Revolver	$400,000,000	$85,000,000	21.30%	55002EAF8
Royal Bank of Canada, formerly HSBC Bank Canada	HSBC Bank USA, National Association	Letter of Credit Sub-Commitment	$50,000,000	$5,000,000	10.00%	N/A
Bank of America, N.A.	HSBC Bank USA, National Association	Letter of Credit Sub-Commitment	$50,000,000	$15,000,000	30.00%	N/A

Effective Date: June 28th, 2024
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNORS

ROYAL BANK OF CANADA, formerly HSBC BANK CANADA

By:	/s/ JENNY WANG
Title: Authorized Signatory

BANK OF AMERICA, N.A.

By:	/s/ DAVID RAFFERTY
Title: Senior Vice President
ASSIGNEE

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ JOHN HOUCK
Title: Associate Relationship Manager
Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ KYLE D HARDING
Title: Vice President
Consented to:

LULULEMON ATHLETICA INC.

By:	/s/ TIM CARLSON
Title: VP, Corporate Development & Treasury

BANK OF AMERICA, N.A., as
L/C Issuer and Swing Line Lender

By:	/s/ DAVID RAFFERTY
Title: Senior Vice President
ROYAL BANK OF CANADA, formerly HSBC BANK CANADA, as
L/C Issuer

By:	/s/ JENNY WANG
Title: Authorized Signatory

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

LULULEMON ATHLETICA INC. CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.    Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by such Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire such Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase such Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase such Assigned Interest, and (vii) if it is a Non-U.S. Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.